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                                                                    Exhibit 5.1






February 13, 1998



Ophidian Pharmaceuticals, Inc.
5445 East Cheryl Parkway
Madison, WI  53711

                        Registration Statement on Form S-1, No. 333-33219

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 which is being filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,875,000 shares of your Common Stock and 2,875,000 shares of your Common Stock issuable upon conversion of the warrants described in the Registration Statement (collectively, "the Shares"). All of the Shares are authorized but heretofore unissued. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement being filed as an exhibit thereto. As your counsel, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                                Sincerely yours,


                                                /s/ La Follette & Sinykin
                                                -------------------------
                                                    LA FOLLETTE & SINYKIN